UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2008

SOUTHERN STAR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

20-2514234

(IRS Employer Identification No.)

155 – 110 Cypress Station Drive, Houston, Texas 77090

(Address of principal executive offices and Zip Code)

(281) 851-9500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2008, Eric Boehnke resigned as our chief executive officer and William David Gibbs was appointed as chief executive officer in place of Eric Boehnke. Eric Boehnke continues to act as a director of our company and, following his appointment, William David Gibbs acts as director, chief executive officer, president, secretary and treasurer of our company.

Mr. Gibbs is an entrepreneurial senior executive in the independent upstream energy sector with over 30 years experience in both technical and executive leadership roles. He has a successful track record of creating, growing and monetizing a significant exploration and production company focused on the U.S. Gulf of Mexico.

From 2005 to present, Mr. Gibbs has been the President of Medco Energy US LLC (formerly Novus Louisiana) Lafayette LA where he rebuilt the company after a hostile takeover and failed divestiture effort. From 1992 to 2005, Mr. Gibbs held several senior management positions with TDC Energy, LLC from Vice President, Business Development in 1992 to President and Chief Executive Officer in 2000.

He received a Bachelor of Mechanical Engineering from the Georgia Institute of Technology in 1975 and an Offshore Operators’ Certification from the University of Southwestern Louisiana in 1979. He completed the Owner/President Management Program (Unit) at Harvard University in 2001.

Mr. Gibbs is the founder and president of Esperanza Ministries. Esperanza Ministries is a 501 c.3 charity operating medical and educational services in Central America. Esperanza and its affiliates operate four schools, a regional medical center, and a large child care facility in southern Honduras. Over the past seven years, Esperanza has raised and deployed over $500,000 of funds and supplies as well as leading several large mission teams.

Family Relationships

There are no family relationships with Mr. Gibbs and any of our other directors and officers.

Certain Relationships and Related Transactions

Mr. Gibbs has not had any material interest, direct or indirect, in any transaction, or proposed transaction, since the beginning of our financial year ended May 31, 2007, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year end for the last two completed fiscal years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By:	/s/ William David Gibbs
Name:	William David Gibbs
Title:	Chief Executive Officer, President
Secretary and Treasurer
Dated:	April 8, 2008

CW1779525.1